(a)(7)

ING VARIABLE PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

ING VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The total number of shares of stock that the Corporation has authority to issue is two billion, nine hundred million (2,900,000,000) shares of Capital Stock with a par value of one-tenth of one cent ($.001) per share and an aggregate par value of two million, nine hundred thousand dollars ($2,900,000).

SECOND: The Corporation hereby amends its Articles of Amendment and Restatement (the “Charter”) as currently in effect, in accordance with Sections Second (8) and (9)(vii) of the Charter. The Board of Directors of the Corporation, by unanimous written consent dated October 25, 2007, adopted resolutions classifying and designating three hundred million (300,000,000) authorized and unissued shares of undesignated Capital Stock of the Corporation, under the authority contained in Section Second (8) of the Charter, as shares of a new Series (as defined below) (but not increasing the aggregate number of authorized shares or the aggregate par value):

Name of Series	Shares Allocated
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio – Adviser Class	100,000,000
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio – Class I	100,000,000
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio – Class S	100,000,000

THIRD: The shares designated and classified in paragraph SECOND of these Articles Supplementary, shall have the preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in Section Second (6) of, and elsewhere in, and shall be subject to all provisions of, the Charter.

FOURTH: Immediately prior to the effectiveness of the amendment to the Charter set forth in Article SECOND, the number of shares of each authorized class of Capital Stock was as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000

ING VP Global Science and Technology Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Growth Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus LargeCap Portfolio	Class I	200,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus MidCap Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus SmallCap Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Small Company Portfolio	Class I	100,000,000

	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000

ING VP Value Opportunity Portfolio	Class I	100,000,000

	Class S	100,000,000

for a total of two billion, two hundred million (2,200,000,000) shares designated and classified into separate classes of Capital Stock, with seven hundred million (700,000,000) remaining undesignated and unclassified.

FIFTH: Immediately following the effectiveness of the amendment to the Charter set forth in Article SECOND, the number of shares of each authorized class of Capital Stock of the Corporation will be as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000

ING VP Global Science and Technology Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Growth Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus LargeCap Portfolio	Class I	200,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Index Plus MidCap Portfolio	Class I	100,000,000

	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Adviser Class	100,000,000

ING VP Index Plus SmallCap Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Small Company Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING VP Value Opportunity Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	Class I	100,000,000

	Class S	100,000,000

for a total of two billion, five hundred million (2,500,000,000) shares designated and classified into separate classes of Capital Stock, with four hundred million (400,000,000) remaining undesignated and unclassified.

IN WITNESS WHEREOF, ING Variable Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		ING Variable Portfolios, Inc.

	/s/ Theresa K. Kelety		/s/ Todd Modic
Name:	Theresa K. Kelety, Esq.	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Dated:	November 30, 2007

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